                                                     Exhibit 2

                       EQUITY EXCHANGE AGREEMENT
                       -------------------------


               EQUITY EXCHANGE AGREEMENT, dated as of March 29, 1994 (this "Agreement"), between AK Steel Holding Corporation, a Delaware corporation ("Holding"), AK Steel Corporation, a Delaware corporation ("AK Steel"), Armco Inc., an Ohio corporation ("Armco"), AJV Investments Inc., a Delaware corporation ("AJV"), Kawasaki Steel Investments, Inc., a Delaware corporation ("KSIN"), and KSCA, Incorporated, a Delaware corporation ( "KSCA" ).


                        W I T N E S S E T H:
                        - - - - - - - - - -

               WHEREAS, pursuant to the recapitalization plan (the "Recapitalization" ) described in Holding's Registration Statement on Form S-1 (No. 33-74432) filed on January 26, 1994 with the U. S. Securities and Exchange Commission (the "Commission") and amended by Amendments No. 1, 2 and 3 filed with the Commission on March 10, 1994, March 25, 1994 and March 29, 1994, respectively (the "Registration Statement"), Holding proposes to make an initial public offering (the "IPO") of its common stock, $.01 par value ("Holding Common Stock"): and

               WHEREAS, AK Steel, the sole general partner of Armco Steel Company, L.P., a Delaware limited partnership (the "Partnership"), has issued and outstanding (i) 100 shares of Class A Common Stock, $1.00 par value (the "AKS Class A Shares"), all of which are owned by AJV, and (ii) 100 shares of Class K Common Stock, $1.00 par value (the "AKS Class K Shares" and, collectively, with the AKS Class A Shares, the "AKS Shares"), all of which are owned by KSCA; and

               WHEREAS, each of Armco and KSIN owns a 49.5% limited partnership interest in the Partnership; and

               WHEREAS, in connection with the Recapitalization, (a) each of AJV and KSCA will exchange all of its AKS Shares for shares of Holding Common Stock, (b) each of Armco and KSIN will exchange its limited partnership interest in the Partnership for shares of Holding Common Stock, and (c) Holding will assign the entire limited partnership interest in the Partnership to AK Steel (which will, by operation of law, accede to all the assets and assume and succeed to all the liabilities of the Partnership and will agree to indemnify Kawasaki Steel Corporation ("KSC"), Armco and their respective affiliates against certain liabilities), all upon the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1. Exchange of AKS Shares.  (a) AJV agrees to
                  ----------------------
assign and transfer to Holding 100 AKS Class A Shares, and Holding agrees to accept such AKS Class A Shares from AJV and to issue and deliver to AJV 10,240 shares of Holding Common Stock in consideration therefor, subject to adjustment (the "Price Adjustment") if the IPO price of the Holding Common Stock is less than $21 per share or greater than $24 per share, as described in the Registration Statement under the caption "Certain Relationships and Related Transactions".

               (b) KSCA agrees to assign and transfer to Holding 100 AKS Class K Shares, and Holding agrees to accept such AKS Class K Shares from KSCA and to issue and deliver to KSCA 10,240 shares of Holding Common Stock in consideration therefor, subject to the Price Adjustment.

               2. Exchange and Contribution of the Limited
                  ----------------------------------------
Partnership Interests.  (a) Armco agrees to assign and
- ---------------------
transfer to Holding Armco's 49.5% limited partnership interest in the Partnership, and Holding agrees to accept from Armco and assume all of Armco's obligations with respect to such limited partnership interest, and to issue to Armco 1,013,697 shares of Holding Common Stock in consideration therefor, subject to the Price Adjustment.

               (b) KSIN agrees to assign and transfer to Holding KSIN's 49.5% limited partnership interest in the Partnership, and Holding agrees to accept from KSIN and assume all of KSIN's obligations with respect to such limited partnership interest, and to issue to KSIN 1,013,697 shares of Holding Common Stock in consideration therefor, subject to the Price Adjustment.

               (c) Holding agrees to assign and transfer to AK Steel, and AK Steel agrees to accept from Holding, and assume all of Holding's obligations with respect to, the entire limited partnership interest in the Partnership acquired by Holding from Armco and KSIN.

               3.   Representations and  Warranties of Holding.
                    ------------------------------------------   Holding
hereby represents and warrants to Armco, AJV, KSIN and KSCA as follows:

               (a) Holding is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Holding, and this Agreement constitutes the legal, valid and binding obligation of Holding, enforceable against Holding in accordance with its terms. The execution, delivery and performance of this Agreement by Holding will not breach any applicable law or regulation of any governmental authority, will not conflict with or result in a breach or default under any of the terms, conditions or provisions of Holding's Certificate of Incorporation or Bylaws, or any order, writ, injunction, agreement or instrument by which Holding is bound, and will not result in the imposition of any lien or encumbrance of any kind on the Holding Common Stock to be issued pursuant hereto.

               (b) The shares of Holding Common Stock to be issued to Armco, AJV, KSIN and KSCA pursuant to this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable, free and clear of any lien, claim or encumbrance (other than in respect of limitations on transfer imposed by applicable securities laws).

               (c) The Registration Statement (including any amendments thereto filed with the Commission), as of its effective date and as of the Closing (as defined below), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               (d) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from Holding in connection with the exchanges contemplated by this Agreement.

               4.  Representations and Warranties of Armco, AJV,
                   ---------------------------------------------
KSIN and KSCA.  Each of Armco, AJV, KSIN and KSCA hereby
- -------------
represents and warrants to Holding, severally but not jointly, as follows:

               (a) It is duly incorporated, validly existing and in good standing under the laws of its state of incorpora-tion, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement by it will not breach any applicable law or regulation of any governmental authority, will not conflict with or result in a breach or default under any of the terms, conditions or provisions of its Certificate of Incorporation or Bylaws (or other constitutional documents), or any order, writ, injunction, agreement or instrument by which it is bound.

               (b) It will transfer to Holding the AKS Class A Shares (in the case of AJV), the AKS Class K Shares (in the case of KSCA), and the limited partnership interests in the Partnership (in the case of Armco and KSIN), free and clear of any lien, claim or encumbrance, other than in respect of (i) limitations on transfer imposed by applicable securities laws and (ii) in the case of the limited partnership interests, encumbrances on transfer imposed by the Limited Partnership Agreement of the Partnership and related documents which will be waived or terminated on or before the Closing.

               (c) It has reviewed the Registration Statement, has had access to all other information relating to Holding which it has requested and has such knowledge and experience in Holding's business that it is able to evaluate fully the risks and merits of its investment in the shares of Holding Common Stock.

               (d) It is acquiring its shares of Holding Common Stock for its own account and for investment purposes only, and it understands that transfer of such shares of Holding Common Stock is restricted by applicable securities laws and by the "lock-up" letter to be delivered by it or its parent corporation to the underwriters for the IPO.

               (e) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from it in connection with the exchanges contemplated by this Agreement except such fees as will be paid by it.

               5.  Representations and Warranties of AK Steel.
                   ------------------------------------------
AK Steel hereby represents and warrants to Holding that it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of AK Steel, and this Agreement constitutes the legal, valid and binding obligation of AK Steel, enforceable against AK Steel in accordance with its terms. The execution, delivery and performance of this Agreement by AK Steel will not breach any applicable law or regulation of any governmental authority, will not conflict with or result in a breach or default under any of the terms, conditions or provisions of AK Steel's Certificate of Incorporation or Bylaws, or any order, writ, injunction, agreement or instrument by which AK Steel is bound.

               6. Actions at Closing. The closing of the
                  ------------------
transactions contemplated hereby (the "Closing") will be held on or after 4:30 p.m. on the business day immediately preceding the closing date of the IPO at the offices of Weil, Gotshal & Manges, New York, New York, or at such other place and time as the parties may mutually agree. At the Closing, the parties will take the following actions:

               (a) Holding will deliver to:

                   (i) AJV a certificate or certificates for 10,240 shares of Holding Common Stock (as the same may be adjusted pursuant to the Price Adjustment), duly registered in the name of AJV or its nominee;

                   (ii) KSCA a certificate or certificates for 10,240 shares of Holding Common Stock (as the same may be adjusted pursuant to the Price Adjustment), duly registered in the name of KSCA or its nominee;

                   (iii) Armco a certificate or certificates for 1,013,697 shares of Holding Common Stock (as the same may be adjusted pursuant to the Price Adjustment), duly registered in the name of Armco or its nominee; and

                   (iv) KSIN a certificate or certificates for 1,013,697 shares of Holding Common Stock (as the same may be adjusted pursuant to the Price Adjustment), duly registered in the name of or its nominee.

               (b) AJV will deliver to Holding a certificate or certificates for 100 AKS Class A Shares, duly endorsed in blank or accompanied by stock powers executed in blank.

               (c) KSCA will deliver to Holding a certificate or certificates for 100 AKS Class K Shares, duly endorsed in blank or accompanied by stock powers executed in blank.

               (d) Armco and Holding will execute an assignment and assumption agreement pursuant to which Armco will transfer its limited partnership interest in the Partnership to Holding, substantially in the form of Exhibit A hereto with such changes therein as the parties hereto may agree prior to the Closing.

               (e) KSIN and Holding will execute an assignment and assumption agreement pursuant to which KSIN will transfer its limited partnership interest in the Partnership to Holding, substantially in the form of Exhibit B hereto with such changes therein as the parties hereto may agree prior to the Closing.

               (f) Holding and AK Steel will execute an assignment and assumption agreement pursuant to which Holding will transfer the entire limited partnership interest in the Partnership to AK Steel, substantially in the form of Exhibit C hereto with such changes therein as the parties hereto may agree prior to the Closing.

               (g) Holding, Armco, AJV, KSCA, KSIN and Kawasaki Steel Holdings (USA), Inc. will enter into Registration Rights Agreements, substantially in the form of Exhibit D hereto, with such changes therein as the parties hereto may agree prior to the Closing.

               (h) Holding will pay all transfer taxes and similar costs incident to the delivery hereunder of the shares of Holding Common Stock, the AKS Shares and the limited partnership interests in the Partnership.

               7. Conditions. The obligations of each of the
                  ----------
parties to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver of the following conditions:

               (a) All representations and warranties of the other parties shall have been true when made and shall be true in all material respects at the Closing as if then made.

               (b) The other parties shall have performed all of their obligations hereunder to be performed at or prior to the Closing.

               (c) All necessary government filings (including without limitation those under applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act) shall have been made, all necessary consents of governmental
                                  6
agencies and other third parties shall have been obtained and all applicable waiting periods shall have expired.

               (d) The Registration Statement (including any amendments thereto filed with the Commission) shall have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement (as amended) or suspending or preventing the use of the related prospectus shall be in effect and no proceedings for that purpose shall have been instituted or, to the best of Holding's knowledge, be pending or contemplated by the Commission.

               (e) Each of the U.S. Underwriting Agreement and the Subscription Agreement (as defined in the Registration Statement) and the Underwriting Agreement with respect to the Senior Notes (as defined in the Registration Statement) shall have been executed and delivered by the parties thereto, and no event shall have occurred and be continuing that would cause any conditions precedent under any such agreement or the Equity-Indebtedness Exchange Agreement of even date herewith among Holding, AK Steel and Kawasaki Steel International (USA) Inc. not to be satisfied, and each such agreement shall continue to be in full force and effect.

               (f) There shall be no actions, proceedings or investigations pending or, to the best of Holding's knowledge, threatened against or affecting Holding seeking to enjoin, restrain or otherwise prevent consummation of the Recapitalization.

               8. Miscellaneous.
                  -------------

               (a)  Effectiveness.  This Agreement shall become
                    -------------
effective upon its execution by each of the parties hereto. This Agreement shall terminate and be null and void if the transactions contemplated hereby are not consummated on or before April 30, 1994. This Agreement is conditioned upon the initial public offering price in the IPO of the Holding Common Stock being not less than $21 per share and not greater than $24 per share.

               (b)  Severability.  If any term, provision, cove-
                    ------------
nant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (c)  Governing Law.  This Agreement shall be
                    -------------
governed by, and construed in accordance with, the laws of
                                    7
the State of New York, without giving effect to the conflict of law principles thereunder.

               (d)  Amendments.  This Agreement may be amended,
                    ----------
changed, modified, waived, discharged or terminated only by an agreement in writing signed on behalf of each of the parties hereto.

               (e)  Successors and Assigns.  This Agreement shall
                    ----------------------
be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties.

               (f)  Entire Agreement. This Agreement contains
                    ----------------
the entire understanding of the parties with respect to the transactions contemplated hereby. This agreement supersedes all prior agreements and understandings among any of the parties hereto with respect to its subject matter.

               (g)  Descriptive Headings.  The descriptive
                   ---------------------
headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               (h)  Counterparts.  This Agreement may be executed
                    ------------
in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

               (i) Further Assurances.  Each party hereto will
                   ------------------
execute and deliver such other documents and perform such other acts as another party may reasonably request to carry out the intent of this Agreement.
                                     8

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 AK Steel Holding Corporation

                                 By: /s/ Randall F. Preheim
                                    -------------------------
                                 Name: Randall F. Preheim
                                 Title: Vice President


                                 AK Steel Corporation

                                 By: /s/ Randall F. Preheim
                                    -------------------------
                                 Name: Randall F. Preheim
                                 Title: Vice President


                                 Armco Inc.

                                 By: /s/ Gary R. Hildreth
                                    -------------------------
                                 Name: Gary R. Hildreth
                                 Title: Vice President


                                 AJV Investments, Inc.

                                 By: /s/ Gary R. Hildreth
                                    -------------------------
                                 Name: Gary R. Hildreth
                                 Title: Vice President


                                 Kawasaki Steel Investments, Inc.

                                 By: /s/ Tsukano K.
                                    -------------------------
                                 Name: Tsukano K.
                                 Title: Vice President


                                 KSCA, Inc.

                                 By: /s/ Kensuke Horiuchi
                                    -------------------------
                                 Name: Kensuke Horiuchi
                                 Title: President
                                    9

                  LIMITED PARTNERSHIP INTEREST
              ASSIGNMENT AND ASSUMPTION AGREEMENT
              -----------------------------------


          LIMITED PARTNERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of April 6, 1994, between Armco Inc., an Ohio corporation (the "Assignor"), AK Steel Holding Corporation, a Delaware corporation (the "Assignee"), and Armco Steel Company, L.P., a Delaware limited partnership (the "Partnership").


                       W I T N E S S E T H:
                       - - - - - - - - - -

          WHEREAS, pursuant to the recapitalization plan (the "Recapitalization") described in the Assignee's Registration Statement on Form S-l (No. 33-74432) filed on January 26, 1994 with the U.S. Securities and Exchange Commission, as amended, the Assignee proposes to make an initial public offering of its common stock, $.0l par value ("Common Stock"); and

          WHEREAS, pursuant to an Equity Exchange Agreement (the "Equity Exchange Agreement"), dated as of March 29, 1994, between the Assignor, the Assignee, AK Steel Corporation ("AK Steel"), AJV Investments Inc., Kawasaki Steel Investments, Inc. and KSCA Incorporated, the Assignor desires to assign its 49.5% limited partnership interest in the Partnership to the Assignee, and the Assignee desires to accept such limited partnership interest from the Assignor and assume the Assignor's obligations with respect thereto;

          NOW, THEREFORE, pursuant to the Equity Exchange Agreement, in consideration of the premises and the mutual covenants contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Assignment.  Subject to the terms and
              ----------
provisions contained herein and in the Equity Exchange Agreement, the Assignor hereby assigns and transfers to the Assignee, the Assignee hereby accepts from the Assignor, and assumes all of Assignor's obligations with respect to, the Assignor's 49.5% limited partnership interest in the Partnership, and the Partnership releases the Assignor from all of its obligations with respect to its limited partnership interest in the Partnership. Nothing herein is intended to impair rights and obligations intended to survive after the Recapitalization pursuant to that certain Joint Venture Termination Agreement dated as of April 6, 1994 (the "Joint Venture Termination Agreement").


          2.  Consideration.  In consideration for the
             --------------
assignment described in Section 1 above, the Assignee hereby issues and delivers to the Assignor 1,013,697 shares of Holding Common Stock.

          3.  Effectiveness.  This Agreement shall become
              -------------
effective upon execution by each of the parties hereto.

          4.  Severability.  If any term, provisions
              ------------
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5.  Governing Law.  This Agreement shall be
              -------------
governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereunder.

          6.  Amendments.  This Agreement may be amended,
              ----------
changed, modified, waived, discharged or terminated only by an agreement in writing signed on behalf of each of the parties hereto.

          7.  Successors and Assigns.  This Agreement shall
              ----------------------
be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties, except that any party may assign its rights hereunder to any successor to all or substantially all of its assets and business, but any such assignment shall not relieve such party of its obligations hereunder.


          8.  Entire Agreement.  This Agreement, together
              ----------------
with the Equity Exchange Agreement, the Joint Venture Termination Agreement and the Indemnification Agreement, dated as of the date hereof, between the Assignee, AK Steel and the Assignor, contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among any of the parties hereto with respect to their subject matter.

          9.  Descriptive Headings.  The descriptive
              --------------------
headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


          10.  Counterparts.  This Agreement may be executed
               ------------
in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                AK STEEL HOLDING CORPORATION


                                By:-----------------------------
                                   Name:
                                   Title:


                                ARMCO INC.


                                By:-----------------------------
                                   Name:
                                   Title:



                                ARMCO STEEL COMPANY, L.P.,
                                by AK Steel Corporation,
                                its general partner


                                By:-----------------------------
                                   Name:
                                   Title:

                      LIMITED PARTNERSHIP INTEREST
                   ASSIGNMENT AND ASSUMPTION AGREEMENT
                   -----------------------------------

            LIMITED PARTNERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of April 6, 1994, between Kawasaki Steel Investments, Inc., a Delaware corporation (the "Assignor"), AK Steel Holding Corporation, a Delaware corporation (the "Assignee"), and Armco Steel Company, L.P., a Delaware limited partnership (the "Partnership").


                        W I T N E S S E T H:
                        - - - - - - - - - -

            WHEREAS, pursuant to the recapitalization plan (the
"Recapitalization") described in the Assignee's Registration Statement on Form S-1 (No. 33-74432) filed on January 26, 1994 with the U.S. Securities and Exchange Commission, as amended, the Assignee proposes to make an initial public offering of its common stock, $.01 par value ("Holding Common Stock"); and

            WHEREAS, pursuant to an Equity Exchange Agreement (the "Equity Exchange Agreement"), dated as of March 29, 1994, between the Assignor, the Assignee, AK Steel Corporation ("AK Steel"), AJV Investments Inc., Armco Inc. and KSCA Incorporated, the Assignor desires to assign its 49.5% limited partnership interest in the Partnership to the

Assignee, and the Assignee desires to accept such limited partnership interest from the Assignor and assume the Assignor's obligations with respect thereto;

NOW, THEREFORE, pursuant to the Equity Exchange Agreement, in consideration of the premises and the mutual covenants contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1.  Assignment.  Subject to the terms and
                ----------
provisions contained herein and in the Equity Exchange Agreement, the Assignor hereby assigns and transfers to the Assignee, the Assignee hereby accepts from the Assignor, and assumes all of Assignor's obligations with respect to, the Assignor's 49.5% limited partnership interest in the Partnership, and the Partnership releases the Assignor from all of its obligations with respect to its limited partnership interest in the Partnership. Nothing herein is intended to impair rights and obligations intended to survive after the Recapitalization pursuant to that certain Joint Venture Termination Agreement dated as of April 6, 1994 (the "Joint Venture Termination Agreement").

            2.  Consideration.  In consideration for the
                -------------
assignment described in Section 1 above, the Assignee hereby
                               2
issues and delivers to the Assignor 1,013,697 shares of Holding Common
Stock.

            3. Effectiveness. This Agreement shall become
               -------------
effective upon execution by each of the parties hereto.

            4.  Severability.  If any term, provisions
                ------------
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            5.  Governing Law. This Agreement shall be
                -------------
governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereunder.

            6.  Amendments.  This Agreement may be amended,
                ----------
changed, modified, waived, discharged or terminated only by an agreement in writing signed on behalf of each of the parties hereto.

            7.  Successors and Assigns. This Agreement shall
                ----------------------
be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under
                                 3
this Agreement without the written consent of the other parties, except that any party may assign its rights hereunder to any successor to all or substantially all of its assets and business, but any such assignment shall not relieve such party of its obligations hereunder.

            8.  Entire Agreement.  This Agreement, together
                ----------------
with the Equity Exchange Agreement, the Joint Venture Termination Agreement and the Indemnification Agreement, dated as of the date hereof, between the Assignee, AK Steel and Armco Inc., contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among any of the parties hereto with respect to their subject matter.

            9.  Descriptive Headings.  The descriptive
                --------------------
headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

            10.  Counterparts.  This Agreement may be executed
                ------------
in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.
                                    4

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                AK STEEL HOLDING CORPORATION


                                By:  /s/ Randall F. Preheim
                                     -----------------------
                                     Name: Randall F. Preheim
                                     Title:  Vice President


                                KAWASAKI STEEL INVESTMENTS, INC.


                                By: /s/ Tsukano K.
                                   -----------------------------
                                   Name: Tsukano K.
                                   Title: Vice President


                                ARMCO STEEL COMPANY, L.P.,
                                by AK Steel Corporation,
                                its general partner


                                By:/s/ Randall F. Preheim
                                   ------------------------------
                                   Name: Randall F. Preheim
                                   Title: Vice President
                                  5

                    LIMITED PARTNERSHIP INTEREST
                  ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -----------------------------------



            LIMITED PARTNERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of April 6, 1994, between AK Steel Holding Corporation, a Delaware corporation (the "Assignor"), AK Steel Corporation, a Delaware corporation and a wholly-owned subsidiary of the Assignor (the "Assignee"), and Armco Steel Company, L.P., a Delaware limited partnership (the "Partnership").


                          W I T N E S S E T H:
                          - - - - - - - - - -

            WHEREAS, pursuant to an Equity Exchange Agreement (the "Equity Exchange Agreement"), dated as of March 29, 1994, between the Assignor, the Assignee, Armco Inc., AJV Investments Inc., Kawasaki Steel Investments, Inc. and KSCA Incorporated, the Assignor is the owner of the entire limited partnership interest in the Partnership; and

            WHEREAS, in connection with the Recapitalization referred to in the Equity Exchange Agreement, the Assignor desires to assign its limited partnership interest in the Partnership to the Assignee, and the Assignee desires to accept such limited partnership interest from the Assignor and assume the Assignor's obligations with respect thereto;

            NOW, THEREFORE, pursuant to the Equity Exchange Agreement, in consideration of the premises and the mutual covenants contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1.  Assignment.  Subject to the terms and
                ----------
provisions contained herein and the Equity Exchange Agreement, the Assignor hereby assigns and transfers to the Assignee, the Assignee hereby accepts from the Assignor, and assumes all of Assignor's obligations with respect to, the Assignor's limited partnership interest in the Partnership, and the Partnership releases the Assignor from all of its obligations with respect to its limited partnership interest in the Partnership. Nothing herein is intended to impair rights and obligations intended to survive after the Recapitalization pursuant to that certain Joint Venture Termination Agreement dated as of April 6, 1994 (the "Joint Venture Termination Agreement").

            2.  Effectiveness.  This Agreement shall become
               -------------
effective upon execution by each of the parties hereto.

            3.  Severability.  If any term, provisions
                -------------
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and
                                    2
effect and shall in no way be affected, impaired or invalidated.

            4.  Governing Law.  This Agreement shall be
                -------------
governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereunder.

            5.  Amendments.  This Agreement may be amended,
                ----------
changed, modified, waived, discharged or terminated only by an agreement in writing signed on behalf of each of the parties hereto.

            6.  Successors and Assigns.  This Agreement shall
                ----------------------
be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties, except that any party may assign its rights hereunder to any successor to all or substantially all its assets and business, but any such arrangement shall not relieve such party of its obligations hereunder.

            7.  Entire Agreement.  This Agreement, together
                ----------------
with the Equity Exchange Agreement, the Joint Venture Termination Agreement and the Indemnification Agreement, dated as of the date hereof, between the Assignee, Armco Inc. and the Assignor, contain the entire understanding of the parties with respect to the transactions contemplated
                                  3
hereby and supersede all prior agreements and understandings among any of the parties hereto with respect to their subject matter.

            8.  Descriptive Headings.  The descriptive
                --------------------
headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

            9.  Counterparts.  This Agreement may be executed
                ------------
in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                AK STEEL HOLDING CORPORATION


                                By:  /s/ Randall F. Preheim
                                    -----------------------
                                    Name:  Randall F. Preheim
                                    Title:  Vice President


                                AK STEEL CORPORATION


                                By:  /s/ Randall F. Preheim
                                   -------------------------
                                   Name:  Randall F. Preheim
                                   Title: Vice President



                                ARMCO STEEL COMPANY, L.P.,
                                by AK Steel Corporation,
                                its general partner


                                By: /s/ Randall F. Preheim
                                   ------------------------------
                                   Name: Randall F. Preheim
                                   Title: Vice President
                                 4

                 FORM OF REGISTRATION RIGHTS AGREEMENT


         Registration Rights Agreement dated as of April 7, 1994, among AK Steel Holding Corporation, a Delaware corporation (the "Company"), and Armco Inc., an Ohio corporation ("Armco"), and AJV Investments Corp., a Delaware corporation ("AJV").

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Definitions
     -----------

             "Commission" means the Securities and Exchange
              ----------
Commission.

             "Common Stock" means common stock, par value $.01
              ------------
per share, of the Company.

             "Equity Exchange Agreement Shares" means the
              --------------------------------
1,023,937 shares of Common Stock issued to Armco and AJV pursuant to the Equity Exchange Agreement dated as of March 29, l994, among the Company, AK Steel Corporation, Armco, AJV, Kawasaki Steel Investments, Inc. ("KSIN") and KSCA, Incorporated ("KSCA").

             "Exchange Act" means the Securities Exchange Act
              ------------
of 1934, as amended.

             "Holder" means the Purchaser of any Registrable
              ------
Security or any assignee or transferee of such Registrable Security unless such Registrable Security is acquired in a public distribution pursuant to a Registration Statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

             "Holders' Representative" means Armco and such
              -----------------------
Person as Armco may have assigned its rights hereunder as Holders' representative and as may have been noticed by Armco to the Company.

             "IPO Date" means the closing date of the
              --------
Company's initial public offering of Common Stock.

             "Person" means an individual, partnership, corpo-
              ------
ration, trust or unincorporated organization, or a government or agency or political subdivision thereof.

             "Prospectus" means the prospectus included in any
              ----------
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

             "Purchaser" or "Purchasers" means collectively,
              ---------      ----------
Armco and AJV.

             "Recapitalization" means the recapitalization
              ----------------
plan described in the Company's Registration Statement on Form S-l (Registration No. 33-74432).

             "Registrable Securities" means the Equity Ex-
              ----------------------
change Agreement Shares and the 50 shares of Common Stock issuable to Armco upon incorporation and initial capitalization of the Company and any securities issued or issuable with respect to any of such shares of Common Stock (x) by way of stock split, stock dividend or other distribution (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) in any other way. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of or purchased, as the case may be, pursuant to such effective Registration Statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it may be sold pursuant to Rule 144(k) under the Securities Act or
(iii) it has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend and it may be resold without subsequent registration under the Securities Act.

             "Registration Expenses" has the meaning set forth
              ---------------------
in Section 6.

             "Registration Statement" means any registration
              ----------------------
statement of the Company, including the Prospectus, amendments and supplements to such Registration Statement, including post- effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement, which relates to Registrable Securities.

             "Securities Act" means the Securities Act of
              -------------
1933, as amended.

             "Selling Holder" means a Holder who is selling
              --------------
Registrable Securities pursuant to a Registration Statement.

             "Shelf Registration" means the shelf registration
              ------------------
statement filed by the Company in accordance with Section 2(a)(i) hereof.

             "Underwriter" means a securities dealer which
              -----------
purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

2.   Shelf Registrations
     -------------------

      (a) (i) The Company will use its best efforts to file a "shelf" registration statement with respect to the Registrable Securities on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act (the "Shelf Registration") within 120 days after the IPO Date, which Shelf Registration may include shares of Common Stock owned by KSIN, KSCA, Kawasaki Steel Holdings (USA), Inc. and any other Person agreed to by the parties hereto.

           (ii) The Company agrees to use its best efforts to have the Shelf Registration declared effective no later than 180 days after the IPO Date and to keep the Shelf Registration continuously effective until the earlier of (i) the sixth anniversary of the IPO Date and (ii) the first date there shall be no remaining Registrable Securities (including by reason of the fact that all Registrable Securities may be sold pursuant to Rule 144(k) under the Securities Act). The Company will pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective. The Company will make generally available to its security holders, as soon as reasonably practicable after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, an earnings statement covering a period of at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act.

      (b)  Selection of Underwriters. If at any time or
           -------------------------
from time to time any of the Holders desire to sell Registrable Securities in an underwritten offering (other than pursuant to Section 3 hereof), the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders' Representative.

3.   Piggy-Back Registrations
     ------------------------

      (a) If at any time on or after the 180th day after the IPO Date, the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering of shares of its Common Stock, whether or not for sale for its own account (other than a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the Commission or a registration filed, or filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), the Company shall give written notice of such proposed filing to Holders' Representative as soon as practicable (but in no event less than 30 days before the anticipated filing date), and the Holders shall have the right, exercisable by notice to the Company to be given by Holders' Representative within 30 days after the giving of such notice by the Company, to have included within the coverage of the registration statement such amount of Registrable Securities as Holders' Representative may request, subject to Section 3(b) below.

      (b) The Company shall use reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company or of other security holders to be included therein. If, notwithstanding the reasonable efforts of the Company, the managing Underwriter or Underwriters of such offering deliver a written opinion to Holders' Representative that, due to the size of the offering which the Holders, the Company and such other persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total Amount of securities to be included in such offering to the amount recommended by such managing Underwriters; provided that if
                       --------
securities are
being offered for the account of other security holders, then the proportion by which the amount of such class of securities intended to be offered by the Holders is reduced shall not exceed the proportion by which the amount of the securities intended to be offered by such other security holders is reduced.

4.   Hold-Back Agreements
     --------------------

      (a)  Restrictions on Public Sale by Holder of Regis-
           -----------------------------------------------
trable Securities. Each Holder, if requested by the manag-
- -----------------
ing Underwriters in an underwritten offering of Common Stock of the Company (whether or not any Registrable Securities of any such Holder are included in such offering), agrees not to effect any public sale or distribution of the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 10-day period prior to, and during a period of up to 90 days beginning on the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing Underwriters.

      (b)  Restrictions on Public Sale by the Company and Others.
           ----------------------------------------------------
The Company agrees:

           (l) not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during a period of up to 90 days beginning on, the closing date of each underwritten offering made pursuant to a Registration Statement filed under Section 2 or Section 3, to the extent timely requested in writing by the managing Underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms), and

           (2) if reasonably requested by Holders' Representative or the managing Underwriters in connection with an underwritten offering of Common Stock of the Company, to use reasonable efforts to cause each holder of privately placed equity securities issued by the Company at any time on or after the date of this Agreement (other than the Trustee of the AK Steel Corporation Master Pension Trust) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

5.   Registration Procedures
     -----------------------

      In connection with the Company's obligations to file a Registration Statement pursuant to Sections 2 or 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities covered thereby in accordance with the intended method of disposition thereof, and in connection therewith the Company will as expeditiously as possible:

      (a) before filing the Registration Statement or Prospectus or any amendments or supplements thereto, furnish to Holders' Representative and the Underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Selling Holders and Underwriters, and the Company will not file the Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Holders' Representative or the Underwriters, if any, shall reasonably object;

      (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holders' Representative or any Underwriter of Registrable Securities, and as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder (including the rules for shelf registration), or as may otherwise be necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

      (c) notify the Holders' Representative and the managing Underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

           (l) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

           (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

           (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

           (4) prior to the closing of an underwritten offering if at any time the representations and warranties of the Company contemplated by paragraph (m) below, cease to be true and correct,

           (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

           (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus) not misleading;

      (d) make all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

      (e) if requested by the managing Underwriter or Underwriters or Holders' Representative, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing Underwriters and Holders' Representative agree should be included therein relating to the plan of distribution with respect to such Registrable Securities or change thereof, including, without limitation information with respect to the amount of Registrable Securities being sold to such Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

      (f) furnish to Holders' Representative and each Selling Holder and each managing Underwriter (if any), without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

      (g) deliver to each Selling Holder and the Underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the Selling Holders and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in the manner contemplated by the Prospectus or any such amendment or supplement;

      (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with Holders' Representative, the Selling Holders, the Underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holders' Representative or any Underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be
                                       --------
required to qualify
generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i) cooperate with the Selling Holders and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be registered in such names as the managing Underwriters, if any, may request at least two business days prior to any sale of Registrable Securities to the Underwriters;

      (j) if any fact contemplated by paragraph (c) (6) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

      (k) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders' Representative or the managing Underwriters, if any;

      (l) not later than the effective date of the Registration Statement, provide a CUSIP number for all

Registrable Securities and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

      (m) in the case of an underwritten offering, enter into an underwriting Agreement with the Underwriters continuing such representations, warranties, covenants and indemnities as are customary for underwritten offerings effected for the accounts of selling security holders; obtain such opinions, certificates and letters in connection therewith as may be reasonably requested by such Underwriters; and deliver such other documents and certificates as Holders' Representative or such Underwriters may reasonably request in connection with such offering;

      (n) make available for inspection by Holders' Representative, any Underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by the Selling Holders or an Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by Holders' Representative or such Underwriter, attorney or accountant in connection with the registration; provided that
                                  --------
such Persons enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information, records or documents;

      (o) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section ll(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (l) commencing at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in an underwritten offering, or, if not sold to Underwriters in such an offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

      (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD).

      The Company will cooperate with and assist Selling Holders in effecting the sale of the Registrable Securities. In the case of an underwritten offering of the Registrable Securities that does not include any securities to be sold by or on behalf of the Company, the Company and its officers will, upon the reasonable request of the Holders' representative, participate directly in the marketing and sale of the Registrable Securities (including personal appearances at meetings with potential purchasers of the Registrable Securities) to the extent that the Company and its officers would participate in the marketing and sale of Common Stock for its own account in an underwritten offering of comparable size, provided, that the Selling Holders shall
      --------
reimburse the Company for their portion (based on the proportion that their shares to be sold bears to the total number of shares to be sold in the underwritten public offering) of all reasonable out-of-pocket expenses incurred by the Company relating to the participation of it and its officers in such marketing and sales efforts requested by Holders' Representative.

      The Company may require each Selling Holder to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

      Each Selling Holder agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c) hereof (other than 5(c)(1) hereof), such Selling Holder will forthwith discontinue disposition of Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, Holders' Representative and each such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Holders' Representative's or such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time period mentioned in Section 2(a)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Holders' Representative and each Selling Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 5(j) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

      Each Selling Holder agrees by acquisition of the Registrable Securities to cooperate with the Company in all reasonable respects in connection with the preparation and filing of Registration Statements hereunder in which such registrable Securities are included or expected to be included.

6.   Registration Expenses
     ---------------------

      (a) All expenses ("Registration Expenses") incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether the Registration Statement becomes effective, including without limitation:

           (l) all registration and filing fees (including with respect to filings required to be made with the Nasdaq National Market or NASD);

           (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the Underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing Underwriters or Holders' Representative may designate);

           (3) printing (including expenses of printing certificates for the Registrable Securities and of printing prospectuses), messenger, telephone and delivery expenses;

           (4)  fees and disbursements of counsel for the Company;

           (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

           (6)  fees and expenses of other Persons retained by the Company;
and

           (7) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

      The Company will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

      The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and the fees and expenses of any Person, including special experts, retained by the Company, provided, that
                                                            --------
the foregoing is not intended to prejudice the Company's right to obtain reimbursement of certain out-of-pocket expenses pursuant to the proviso set forth in Section 5 hereof.

      (b) In connection with each Registration Statement required hereunder, the Company will reimburse the Selling Holders for the reasonable fees and disbursements of not more than one law firm chosen by the Holders' Representative.

7.   Indemnification
     ---------------

      (a) Indemnification by Company. The Company shall indemnify
          --------------------------
and hold harmless each Holder, its officers, directors, employees and Agents and each Person who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder expressly for use therein; provided, that the Company
             --------
shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have completely corrected such untrue statement or omission; and provided, further, that the
                           --------
Company shall not be liable in any such case to the extent that any such loss, claim damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders; provided, however, if such
                                            --------  -------
Underwriters,
selling brokers, dealer managers or similar securities industry professionals require or agree to indemnification provisions different from those set forth herein, but standard in the industry, the Company agrees to provide them such indemnification rather than the indemnification provided for herein.

      If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel reasonably satisfactory to the

Company that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

      (b)  Indemnification by Holder of Registrable Securities.
           ---------------------------------------------------
Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

      (c)  Contribution.  If the indemnification provided for in
           ------------
this Section 7 is unavailable to an indemnified party under Section 7(a) or
Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, dam-ages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.   Rule 144
     --------

      The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

9.   Participation in Underwritten Registrations
     -------------------------------------------

      No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  Miscellaneous
     -------------

      (a) Remedies. Each Holder in addition to being entitled to
          --------
exercise all rights provided herein, and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company will not on or
          --------------------------
after the date of this Agreement and for so long as it has an obligation to maintain a Shelf Registration pursuant to Section 2(a), enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's securities under any such agreements. Other than as disclosed on Schedule 10(b), the Company has not granted registration rights with respect to Common Stock to any person other than a Holder.

      (c)  Actions Affecting Registrable Securities.  The Company
           ----------------------------------------
agrees to use its best efforts to cause all Registrable Securities to be listed on the Nasdaq National Market System or any other exchange on which shares of the same security are then traded.

      (d)  Amendments and Waivers.  The provisions of this
           ----------------------
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders' Representative.

      (e)  Notices.  All notices and other communications provided
           -------
for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier service.

           (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with this Section 10(e), which address initially is, with respect to Armco or AJV:

                   Armco Inc.
                   One Oxford Centre
                   301 Grant Street
                   Pittsburgh, Pennsylvania 15219-1415
                   Attn:  General Counsel
                   Telecopy Number: 412-255-9805

           in each case with a copy to Holders' Representative at the most current address given by Holders' Representative to the Company in accordance with this Section 10(e), which address initially is:

                   Armco Inc.
                   One Oxford Centre
                   301 Grant Street
                   Pittsburgh, Pennsylvania 15219-1415
                   Attn:  General Counsel
                   Telecopy Number: 412-255-9805

           (ii) if to the Company, initially at 703 Curtis Street, Middletown, Ohio 45043, Attn: General Counsel, telefax number: 513-425-5607, and thereafter at such other address, notice of which is given in accordance with this Section 10(e).

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 10 business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the date of delivery, if delivered by an air courier.

      (f)  Successors and Assigns.  This Agreement shall inure to
           ----------------------
the benefit of and be binding upon the successors and assigns of each of the parties.

      (g)  Counterparts. This Agreement may be executed in any
           ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h)  Headings.  The headings in this Agreement are for
           --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i)  Governing Law.  This Agreement shall be governed by and
           -------------
construed in accordance with the laws of the State of Delaware, without regard to principles of choice of law.

      (j)  Severability.  If any one or more of the provisions
           ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k)  Entire Agreement.  This Agreement is intended by the
           ----------------
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Equity Exchange Agreement or issued to Armco upon the initial capitalization of the Company. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      (l)  Holders' Representative.  Armco Inc. is appointed as a
           -----------------------
Holders' Representative to be representative of the Holders and to act on behalf of the Holders in all respects set forth in this Agreement.

      (m)  Third Party Beneficiaries.  This Agreement is intended
           -------------------------
for the benefit of the Company and the Holders and their respective successors and assigns, and is not for the benefit of nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              AK STEEL HOLDING CORPORATION


                              By:  /s/ Randall F. Preheim
                                  ---------------------------
                                  Name:  Randall F. Preheim
                                         --------------------
                                  Title: Vice President
                                         --------------------

                              AJV INVESTMENTS CORP.


                              By:  /s/ Gary R. Hildreth
                                  ---------------------------
                                  Name:  Gary R. Hildreth
                                         --------------------
                                  Title: Vice President
                                         --------------------


                              ARMCO INC.


                              By:  /s/ John B. Corey
                                  --------------------------
                                  Name:  John B. Corey
                                         --------------------
                                  Title:  Vice President
                                         --------------------

                            Schedule 10(b)
                            --------------


                       Other Registration Rights
                       -------------------------


1. Registration Rights Agreement dated as of April 7, 1994 among the Company, Kawasaki Steel Investments, Inc., KSCA, Incorporated and Kawasaki Steel Holdings (USA), Inc.

2. Registration rights agreement between the Company and Thomas Graham, to be entered into at such time as the Company issues shares in lieu of cash in payment of a portion of Mr. Graham's bonus under his employment agreement with Armco Steel Company, L.P.